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                          ATLANTIC RICHFIELD COMPANY

                                      AND

                             THE BANK OF NEW YORK,

                                                             TRUSTEE

                              -------------------

                         FIRST SUPPLEMENTAL INDENTURE

                            DATED AS OF MAY 1, 1994

                              -------------------

                      % EXCHANGEABLE NOTES DUE       , 199

             SUPPLEMENTAL TO INDENTURE DATED AS OF JANUARY 1, 1992


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

  FIRST SUPPLEMENTAL INDENTURE dated as of May 1, 1994 (this "Supplemental In-denture"), made and entered into by and between ATLANTIC RICHFIELD COMPANY, a corporation organized and existing under the laws of the State of Delaware having its principal office at 515 South Flower Street Los Angeles, California 90071 (the "Company"), and THE BANK OF NEW YORK, a New York banking corpora-tion having its Corporate Trust Office at 101 Barclay St., New York, New York 10286 as trustee (the "Trustee").

  WHEREAS the Company entered into an Indenture dated as of January 1, 1992 with the Trustee, for the purposes of issuing notes, debentures or other evi-dences of indebtedness to be issued in one or more series (the "Securities"), in such principal amount or amounts as may from time to time be authorized by or pursuant to the authority granted in one or more resolutions of the Board of Directors of the Company; and

  WHEREAS the Company proposes to issue a series of Securities denominated its
"   % Exchangeable Notes due     , 199 " representing up to 39,921,400 of its
Exchangeable Notes (such Securities being referred to herein as the "Exchange-able Notes"), the principal amount at Maturity of which is mandatorily ex-changeable into shares of common stock, par value $1.00 per share ("Lyondell Common Stock"), of Lyondell Petrochemical Company ("Lyondell"), or, at the op-tion of the Company, cash, in either case at the Exchange Rate as described herein; and

  WHEREAS Section 11.01(d) and (e) of the Indenture provide that without the consent of the Holders of Securities, the Company, when authorized by or pur-suant to the authority granted in a resolution of the Board of Directors, may enter into one or more indentures supplemental to the Indenture to establish the form or terms of Securities of any series as permitted by Section 2.01 thereof, to cure any ambiguity, to correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision of the Indenture or to make any other provisions with respect to matters or ques-tions arising under the Indenture which shall not adversely affect the inter-ests of the Holders in any material respect; and

  WHEREAS the entry into this Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture; and


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  WHEREAS all things necessary to make this Supplemental Indenture a valid agreement of the Company in accordance with its terms have been done:

  NOW, THEREFORE:

  In consideration of the premises and the mutual covenants herein contained and of the purchase and acceptance of the Securities by the Holders thereof and of the sum of One Dollar to the Company duly paid by the Trustee at or be-fore the execution and delivery of these presents, and for other valuable con-siderations, the receipt whereof is hereby acknowledged, the Company, for it-self and its successors, does hereby covenant and agree to and with the Trustee and its successors in said trust, as follows:

  Section 1. The Indenture is hereby amended, solely with respect to a series of Securities that consists of Exchangeable Notes, as follows:

  (a) By amending Section 1.01 to add new definitions thereto, in the appro-priate alphabetical sequence, as follows:

    "Closing Price": See (S) 16.01.

    "Extraordinary Cash Dividend": See (S) 16.03.

    "Lyondell": See (S) 16.01.

    "Lyondell Common Stock": See (S) 16.01.

    "Lyondell Successor": See (S) 16.03.

    "Initial Price": See (S) 16.01.

    "Maturity Price": See (S) 16.01.

    "NYSE": See (S) 16.01.

    "Reorganization Event": See (S) 16.03.

    "Threshold Appreciation Price": See (S) 16.01.

    "Trading Day": See (S) 16.01.

    "Transaction Value": See (S) 16.03.

  (b) By amending Section 11.02 of the Indenture by adding to the end of the first sentence thereof the following: "or (iii) change the terms under which the Exchangeable Notes are exchangeable as set forth in Section 16 of this In-denture without the consent of the Holder of each Exchangeable Note so affect-ed."

  (c) By adding the following Article XVI:

                                 "ARTICLE XVI

                      Exchange into Lyondell Common Stock

  Section 16.01. Exchange at Maturity. At Maturity, the principal amount pay-able with respect to each Exchangeable Note shall be automatically and mandatorily exchanged into a number of shares of common stock, par value $1.00 ("Lyondell Common Stock"), of Lyondell Petrochemical Company ("Lyondell") at the Exchange Rate (as defined below). As a result, Holders of the Exchangeable Notes may not receive a payment representing the principal amount of such Ex-changeable Notes. The "Exchange Rate" is equal to, subject to adjustment as a result of certain dilution events relating to the Lyondell Common Stock as provided for in Section 16.03, (a) if the Maturity Price (as defined below) is
greater than or equal to $       per share of Lyondell Common Stock (the
"Threshold Appreciation Price"),       shares of Lyondell Common Stock per Ex-
changeable Note, (b) if the Maturity Price is less than the Threshold Appreci-
ation Price but is greater than $     per share of Lyondell Common Stock (the
"Initial Price"), a fractional share of Lyondell Common Stock per Exchangeable Note so that the value thereof (determined at the Maturity Price) is equal to the Initial Price (such fractional share being calculated to the nearest 1/10,000th of a share or, if there is not a nearest 1/10,000th of a share, to the next highest 1/10,000th of a share) and (c) if the Maturity Price is less than or equal to the Initial Price, one share of Lyondell Common Stock per Ex-changeable Note. No fractional shares of Lyondell Common Stock will be issued at Maturity as provided in Section 16.02. Notwithstanding the foregoing, the Company may, at its option in lieu of delivering shares of Lyondell Common Stock, deliver cash in an amount (calculated to the nearest 1/100th of a dol-lar per Exchangeable Note or, if there is not a nearest 1/100th of a dollar, then to the next higher 1/100th of a dollar) equal to the value of such number of shares of Lyondell Common Stock at the Maturity Price. In determining the amount of cash deliverable in exchange for the Exchangeable Note in lieu of shares of Lyondell Common Stock pursuant to the prior sentence hereof, if more than one Exchangeable Note shall be surrendered for exchange at one time by the same Holder, the amount of cash which shall be delivered upon exchange shall be computed on the basis of the aggregate number of Exchangeable Notes so surren-dered at Maturity.

  The "Maturity Price" is defined as the average Closing Price per share of Lyondell Common Stock on the 20 Trading Days immediately prior to Maturity. The "Closing Price" of any security on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of such security on the New York Stock Exchange (the "NYSE") on such date or, if such security is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which such security is so listed, or if such se-curity is not so listed on a United States national or regional securities ex-change, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System, or, if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of such security on such date as de-termined by a nationally recognized independent investment banking firm re-tained for this purpose by the Company. A "Trading Day" is defined as a Busi-ness Day on which the security the Closing Price of which is being determined
(A) is not suspended from trading on any national or regional securities ex-change or association or over-the-counter market at the close of business and
(B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security. "Business Day" means any day that is not a Saturday, a Sunday or a day on which the NYSE, banking institutions or trust companies in The City of New York are authorized or obligated by law or executive order to close.

  Section 16.02. No Fractional Shares. No fractional shares or scrip repre-senting fractional shares of Lyondell Common Stock shall be issued or deliv-ered upon the exchange at Maturity of any Exchangeable Note. If more than one Exchangeable Note shall be surrendered for exchange at one time by the same Holder, the number of full shares of Lyondell Com-mon Stock which shall be delivered upon exchange, in whole or in part, as the case may be, shall be computed on the basis of the aggregate number of Ex-changeable Notes so surrendered at Maturity. Instead of any fractional share of Lyondell Common Stock which would otherwise be deliverable upon exchange of any Exchangeable Note at Maturity, the Company, through any applicable Paying Agent, shall make a cash payment in respect of such fractional interest in an amount equal to the value of such fractional shares at the Maturity Price. The Company shall, upon exchange of any Exchangeable Note, provide cash to any ap-plicable Paying Agent in an amount equal to the cash payable with respect to any fractional shares of Lyondell Common Stock deliverable upon exchange of such Exchangeable Note, and the Company shall retain such fractional shares of Lyondell Common Stock.

  Section 16.03. Adjustment of Exchange Rate. (a) Adjustment for Distribu-tions, Reclassifications, etc. The Exchange Rate shall be subject to adjust-ment from time to time as follows:

    (i) If Lyondell shall:

      (A) pay a dividend or make a distribution with respect to the Lyondell Common Stock in shares of such stock;

      (B) subdivide or split the outstanding shares of Lyondell Common Stock into a greater number of shares;

      (C) combine the outstanding shares of Lyondell Common Stock into a smaller number of shares; or

      (D) issue by reclassification of shares of Lyondell Common Stock any shares of common stock of Lyondell;

then, in any such event, the Exchange Rate in effect immediately prior to such event shall each be adjusted so that the holder of any Exchangeable Note shall thereafter be entitled to receive, upon mandatory exchange of the principal amount of such Exchangeable Note at Maturity, as set forth in Section 16.01, the number of shares of Lyondell Common Stock which such holder would have owned or been entitled to receive immediately following any event described above had such Exchangeable Note been exchanged immediately prior to such event or any record date with respect thereto. Each such adjustment shall be-come effective at the opening of business on the business day next following the record date for determi-nation of holders of Lyondell Common Stock entitled to receive such dividend or distribution in the case of a dividend or distribution and shall become ef-fective immediately after the effective date in the case of a subdivision, split, combination or reclassification. Each such adjustment shall be made successively.

    (ii) If Lyondell shall, after the date hereof, issue rights or warrants to all holders of Lyondell Common Stock entitling them to subscribe for or purchase shares of Lyondell Common Stock (other than rights to purchase Lyondell Common Stock pursuant to a plan for the reinvestment of dividends or interest) at a price per share less than the current market price of Lyondell Common Stock (determined for purposes of this clause (ii) as the average Closing Price per share of Lyondell Common Stock on the 20 Trading Days immediately prior to the date such rights or warrants are exercised), then in each case the Exchange Rate shall be adjusted by multiplying the Exchange Rate in effect immediately prior to the date of issuance of such rights or warrants, by a fraction, of which the numerator shall be the number of shares of Lyondell Common Stock outstanding on the date of issu-ance of such rights or warrants, immediately prior to such issuance, plus the number of additional shares of Lyondell Common Stock offered for sub-scription or purchase pursuant to such rights or warrants, and of which the denominator shall be the number of shares of Lyondell Common Stock outstanding on the date of issuance of such rights or warrants, immedi-ately prior to such issuance, plus the number of additional shares of Lyondell Common Stock which the aggregate offering price of the total num-ber of shares of Lyondell Common Stock so offered for subscription or pur-chase pursuant to such rights or warrants would purchase at such current market price (calculated as the average Closing Price per share of Lyondell Common Stock on the 20 Trading Days immediately prior to the date such rights or warrants are exercised), which shall be determined by mul-tiplying such total number of shares by the exercise price of such rights or warrants and dividing the product so obtained by such current market price. Such adjustment shall become effective at the opening of business on the business day next following the record date for the determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Lyondell Common Stock are not delivered after the expira-tion of such rights or warrants, the Exchange

  Rate shall be readjusted to the Exchange Rate which would then be in ef-fect had such adjustments for the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Lyondell Common Stock actually delivered. Each such adjustment shall be made suc-cessively.

    (iii) If Lyondell shall pay a dividend or make a distribution to all holders of Lyondell Common Stock of evidences of its indebtedness or other assets (excluding any dividends or distributions referred to in subpara-graph (i) above or any ordinary periodic cash dividends that do not con-stitute Extraordinary Cash Dividends (as defined in clause (vi) below)) or shall issue to all holders of Lyondell Common Stock rights or warrants to subscribe for or purchase any of its securities (other than those referred to in subparagraph (ii) above), then in each such case, the Exchange Rate shall be adjusted by multiplying the Exchange Rate in effect on the record date mentioned below, by a fraction of which the numerator shall be the current market price per share of the Lyondell Common Stock on the record date for the determination of stockholders entitled to receive such divi-dend or distribution (such current market price being determined for pur-poses of this clause (iii) as the average Closing Price per share of Lyondell Common Stock on the 20 Trading Days immediately prior to such record date), and of which the denominator shall be such current market price per share of Lyondell Common Stock less the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive, and described in a resolution adopted with respect thereto) as of such record date of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants applicable to one share of Lyondell Common Stock. Each such adjustment shall become effective on the opening of business on the business day next following the record date for the determination of stockholders entitled to receive such dividend or distribution. Each such adjustment shall be made successively.

    (iv) Any shares of Lyondell Common Stock issuable in payment of a divi-dend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding shares of Lyondell Com-mon Stock under subparagraph (ii) above.

    (v) All adjustments to the Exchange Rate shall be calculated to the nearest 1/10,000th of a share of Lyondell Common Stock (or if there is not a nearest 1/10,000th of a share to the next lower 1/10,000th of a share). No adjustment in the Exchange Rate shall be required unless such adjust-ment would require an increase or decrease of at least one percent there-in; provided, however, that any adjustments which by reason of this sub-paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. If an adjustment is made to the Exchange Rate pursuant to subparagraph (i), (ii) or (iii) of this Section 16.03(a), an adjustment shall also be made to the Maturity Price solely to determine which of paragraphs (a), (b) or (c) of the definition of Ex-change Rate in Section 16.01 will apply at Maturity. The required adjust-ment shall be determined by multiplying the Maturity Price by the number determined under subparagraph (i), (ii) or (iii) by which the then exist-ing Exchange Rate was multiplied to adjust such rate. This subparagraph
  (v) shall be so used to adjust the definition of Maturity Price only as such term is used for the first time in each of subparagraphs (a), (b) and
  (c) of the definition of Exchange Rate.

    (vi) For purposes of the foregoing, the term "Extraordinary Cash Divi-dend" shall mean, with respect to any consecutive 365-day period, any cash dividend with respect to Lyondell Common Stock the amount of which, to-gether with the aggregate amount of all other such cash dividends on the Lyondell Common Stock occurring in such 365-day period, exceeds on a per share basis 10% of the average of the Closing Prices per share of the Lyondell Common Stock over such 365-day period, and for purposes of apply-ing the formula set forth in clause (iii) above, the fair market value of such dividends being calculated pursuant to such clause (iii) shall be equal to (x) the aggregate amount of such cash dividend together with the amounts of such other cash dividends occurring in such period minus (y) the aggregate amount of such other cash dividends occurring in such period for which a prior adjustment in the Exchange Rate was previously made un-der this Section 16.03(a). In making the determinations required by the foregoing sentence, the amount of cash dividends paid on a per share basis shall be appropriately adjusted to reflect the occurrence dur-ing such period of any event described in Section 16.03(a).

  (b) Adjustment for Consolidation, Merger or Other Reorganization Event. In the event of (i) any consolidation or merger of Lyondell, or any surviving en-tity or subsequent surviving entity of Lyondell (a "Lyondell Successor"), with or into another entity (other than a merger or consolidation in which Lyondell is the continuing corporation and in which the Lyondell Common Stock outstand-ing immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of Lyondell or another corporation), (ii) any sale, transfer, lease or conveyance to another corporation of the property of Lyondell or any Lyondell Successor as an entirety or substantially as an entirety, (iii) any statutory exchange of securities of Lyondell or any Lyondell Successor with another corporation (other than in connection with a merger or acquisition) or (iv) any liquidation, dissolution or winding up of Lyondell or any Lyondell Successor (any such event, a "Reorganization Event"), the Exchange Rate used to determine the amount payable upon exchange at Matu-rity for each Exchangeable Note will be adjusted to provide that each holder of Exchangeable Note will receive at Maturity cash in an amount equal to (a) if the Transaction Value (as defined below) is greater than or equal to the Threshold Appreciation Price, 0.000 multiplied by the Transaction Value, (b) if the Transaction Value is less than the Threshold Appreciation Price but greater than the Initial Price, the Initial Price and (c) if the Transaction Value is less than or equal to the Initial Price, the Transaction Value. "Transaction Value" means (x) for any cash received in any such Reorganization Event, the amount of cash received per share of Lyondell Common Stock, (y) for any property other than cash or securities received in any such Reorganization Event, an amount equal to the market value at Maturity of such property re-ceived per share of Lyondell Common Stock as determined by a nationally recog-nized independent investment banking firm retained for this purpose by the Company and (z) for any securities received in any such Reorganization Event, an amount equal to the average Closing Price per share of such securities on the 20 Trading Days immediately prior to Maturity, multiplied by the number of such securities received for each share of Lyondell Common Stock. Notwith-standing the foregoing, in lieu of delivering cash as provided above, the Com-pany may at its option deliver an equivalent value of securities or other property received in such Reorganization Event, determined in accordance with

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

clause (y) or (z) above, as applicable. The kind and amount of securities into which the Exchangeable Note shall be exchangeable after consummation of such transaction shall be subject to adjustment as described in paragraph (a) above following the date of consummation of such transaction.

  Section 16.04. Notice of Adjustments and Certain Other Events. (a) Whenever the Exchange Rate is adjusted as herein provided, the Company shall:

    (i) forthwith compute the adjusted Exchange Rate in accordance with Sec-tion 16.03 and prepare a certificate signed by an officer of the Company setting forth the adjusted Exchange Rate, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based, which certificate shall be conclu-sive, final and binding evidence of the correctness of the adjustment, and file such certificate forthwith with the Trustee for the Exchangeable Note; and

    (ii) within 10 Business Days following the occurrence of an event that permits or requires an adjustment to the Exchange Rate pursuant to Section
  16.03 (or if the Company is not aware of such occurrence, as soon as prac-ticable after becoming so aware), provide written notice to the Trustee and to the Holders of the Outstanding Exchangeable Note of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the Exchange Rate was determined and setting forth the revised Exchange Rate per Exchangeable Note.

  (b) In case at any time while any of the Exchangeable Note are outstanding the Company receives notice that:

    (i) Lyondell shall declare a dividend (or any other distribution) on or in respect of the Lyondell Common Stock to which Section 16.03(a)(i) or
  (ii) shall apply (other than any cash dividends and distributions, if any, paid from time to time by Lyondell that do not constitute Extraordinary Cash Dividends);

    (ii) Lyondell shall authorize the issuance to all holders of Lyondell Common Stock of rights or warrants to subscribe for or purchase shares of Lyondell Common Stock or of any other subscription rights or warrants;

    (iii) there shall occur any conversion or reclassification of Lyondell Common Stock (other than a subdivision or combination of outstanding shares of such Lyondell Common Stock) or any consolidation, merger or re-organization to which Lyondell is a party and for which approval of any stockholders of Lyondell is required, or the sale or transfer of all or substantially all of the assets of Lyondell; or

    (iv) there shall occur the voluntary or involuntary dissolution, liqui-dation or winding up of Lyondell;

then the Company shall promptly cause to be delivered to the Trustee and any applicable Paying Agent and filed at the office or agency maintained for the purpose of exchange of Exchangeable Note at Maturity in the Borough of Manhat-tan, in The City of New York by the Trustee (or any applicable Paying Agent), and shall promptly cause to be mailed to the Holders of Exchangeable Note at their last addresses as they shall appear upon the registration books of the Securities Registrar, at least 10 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one is specified), a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or grant of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Lyondell Common Stock of record to be entitled to such dividend, distribu-tion or grant of rights or warrants are to be determined, or (y) the date, if known by the Company, on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective.

  (c) On or prior to seven Business Days preceding the Stated Maturity of the Exchangeable Note, the Company will provide notice to the Holders of record of the Exchangeable Note and to the Trustee and will publish a notice in a daily newspaper of national circulation stating whether the Company has irrevocably elected to deliver Lyondell Common Stock or cash (or any other property or se-curities that may be delivered pursuant to Section 16.03(b)) upon the manda-tory exchange of the principal amount of the Exchangeable Note in accordance with Section 16.01.

  Section 16.05. Taxes. (a) The Company will pay any and all documentary, stamp, transfer or similar taxes that may be payable in respect of the trans-fer and delivery of Lyondell Common Stock pursuant hereto; provided, however, that the Company shall not be required to pay any such tax which may be pay-able in respect of any transfer involved in the delivery of Lyondell Common Stock in a name other than that in which the Ex-changeable Note so exchanged were registered, and no such transfer or delivery shall be made unless and until the Person requesting such transfer has paid to the Company the amount of any such tax, or has established, to the satisfac-tion of the Company, that such tax has been paid.

  (b) The parties hereto hereby agree, and each Holder of an Exchangeable Note by its purchase of an Exchangeable Note hereby agrees:

    (i) to treat, for U.S. federal income tax purposes, each Exchangeable Note as a unit (the "unit characterization") consisting of (A) a debt ob-ligation with a fixed principal amount and issue price equal to the prin-cipal amount of the Exchangeable Note, bearing interest at the stated in-terest rate, and with the principal amount unconditionally payable at Ma-turity, and (B) a purchase contract (the "Purchase Contract") pursuant to which the Holder agrees to use the principal payment due on the Exchange-able Note to purchase, at Maturity, the Lyondell Common Stock to which the Holder is entitled to receive at that time (subject to the Company's right to deliver cash in lieu of such Lyondell Common Stock), which treatment will require, among other things, the Holder to include in income as in-terest, in accordance with its method of accounting, payments made with respect to the Exchangeable Note that are denominated as interest;

    (ii) in the case of an initial purchase, to allocate the entire purchase price of an Exchangeable Note to the Exchangeable Note and to allocate no part thereof to the Purchase Contract; and

    (iii) to file all U.S. federal, state and local income and franchise tax returns consistent with the unit characterization (unless required other-wise by an applicable taxing authority).

  Section 16.06. Shares Free and Clear. The Company hereby warrants that upon exchange of an Exchangeable Note at Maturity pursuant to this Indenture, the Holder of an Exchangeable Note shall receive all rights held by the Company in the Lyondell Common Stock for which such Exchangeable Note is at such time ex-changeable pursuant to this Indenture, free and clear of any and all liens, claims, charges and encumbrances other than any liens, claims, charges and en-cumbrances which may have been placed on any Lyondell Common Stock by the prior owner thereof, prior to the time such Lyondell Common Stock was acquired by the Com-pany. Except as provided in Section 16.05(a), the Company will pay all taxes and charges with respect to the delivery of Lyondell Common Stock delivered in exchange for Exchangeable Note hereunder.

  Section 16.07. Cancellation of Security. Upon receipt by the Trustee of Ex-changeable Note delivered to it for exchange under this Article XIII, the Trustee shall cancel and dispose of the same as provided in Section 6.10.

  Section 16.08. Limitations on Trading During Certain Days. The Company hereby agrees that it will not, and it will cause each of its Majority-Owned Subsidiaries (as defined below) not to, buy or sell shares of Lyondell Common Stock for their own account during the 20 Trading Days prior to Stated Matu-rity of the Exchangeable Note. For purposes hereof, "Majority-Owned Subsidi-ary" with respect to the Company means a subsidiary more than 50% of whose outstanding securities representing the right, other than as affected by events of default, to vote for the election of directors, is owned by the Com-pany and/or one or more of the Company's other Majority-Owned Subsidiaries."

  (d) By amending the table of contents of the Indenture to reflect the addi-tions described in subsections (a) and (c) of this Section 1.

  Section 2. The form of Exchangeable Note attached hereto as Exhibit A is hereby adopted, pursuant to Section 11.01(d) of the Indenture, as a form of Securities of a series that consists of Exchangeable Notes.

  Section 3. The Indenture, as supplemented and amended by this Supplemental Indenture and all other indentures supplemental thereto, is in all respects ratified and confirmed, and the Indenture, this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

  Section 4. If any provision hereof limits, qualifies or conflicts with an-other provision hereof which is required to be included in this Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

  Section 5. All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

  Section 6. In case any provision in this Supplemental Indenture or in the Securities of any series shall be invalid, illegal or unenforceable, the va-lidity, legality and enforceability of the remaining provisions (or of the other series of Securities) shall not in any way be affected or impaired thereby.

  Section 7. Nothing in this Supplemental Indenture, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of each series of Securities any benefit or any le-gal or equitable right, remedy or claim under this Supplemental Indenture.

  Section 8. This Supplemental Indenture and each Security of any series shall be deemed to be a contract made under the laws of the State of New York and this Supplemental Indenture and each such Security for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

  Section 9. All terms used in this Supplemental Indenture not otherwise de-fined herein that are defined in the Indenture shall have the meanings set forth therein.

  Section 10. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

  Section 11. The recitals contained herein and in the Securities, except the certificate of authentication of the Trustee thereon, shall be taken as state-ments of the Company, and the Trustee assumes no responsibility for their cor-rectness. The Trustee makes no representations as to the validity or suffi-ciency of the Indenture, this Supplemental Indenture or of the Securities and shall not be accountable for the use or application by the Company of the Se-curities or the proceeds thereof.

  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Inden-ture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                Atlantic Richfield Company


                                By_____________________________________________
                                    Name:
                                    Title:

[Seal]

Attest:

- ------------------------------
Name:
Title:


                                The Bank of New York, as Trustee,


                                By_____________________________________________
                                    Name:
                                    Title:

[Seal]

Attest:


- ------------------------------
Name:
Title:
Attest:

STATE OF CALIFORNIA  )
                     ) ss.:
COUNTY OF LOS ANGELES)

  On the      day of          , 1994, before me personally came              ,
to me known, who, being by me duly sworn, did depose and say that such person
resides in             that such person is           of ATLANTIC RICHFIELD
COMPANY, one of the corporations described in and which executed the above in-strument; that such person knows the corporate seal of said corporation; that one of the seals affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that such person signed his or her name thereto by like authority.

  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                   --------------------------------------------
                                                  Notary Public

[seal]

                    Commission expires

STATE OF NEW YORK )
                  ) ss.:
COUNTY OF NEW YORK)

  On the      day of          , 1994, before me personally came              ,
to me known, who, being by me duly sworn, did depose and say that such person
resides in New York, New York; that such person is            of THE BANK OF
NEW YORK, one of the corporations described in and which executed the above instrument; that such person knows the corporate seal of said corporation; that one of the seals affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corpora-tion; and that such person signed his or her name thereto by like authority.

  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                   --------------------------------------------
                                                  Notary Public

[seal]

                   Commission expires